Exhibit 99.1

Marin Software’s Stockholders and Board of Directors Approve Reverse Stock Split

San Francisco, CA (April 5, 2024) – Marin Software Incorporated (NASDAQ: MRIN), a leading provider of digital marketing software for performance-driven advertisers and agencies, announced that at its annual meeting of stockholders held today, stockholders voted to approve a proposal authorizing the Board of Directors to effect a reverse stock split of Marin’s outstanding shares of common stock at a ratio of not less than 1-for-4 and not more than 1-for-6, with the exact ratio to be set within that range at the discretion of the Board of Directors, and a proposal to reduce the number of authorized shares of Marin’s common stock from 142,857,143 to that number of shares equal to 142,857,143 multiplied by two times the stock split ratio. Marin’s Board of Directors has determined that the reverse stock split ratio will be 1-for-6 (the “Reverse Stock Split”). The Reverse Stock Split is expected to take effect at 5:00 p.m. Eastern Time on April 12, 2024 and Marin expects that its common stock will trade on a split-adjusted basis on at the opening of trading on April 15, 2024.

Upon the effectiveness of the Reverse Stock Split, every 6 shares of Marin’s issued and outstanding common stock will be automatically combined and converted into one issued and outstanding share of common stock with any fractional amounts rounded down and paid in cash in lieu of the fractional amount. The Reverse Stock Split will reduce the number of shares of outstanding common stock from approximately 18.4 million to approximately 3.1 million. The Reverse Stock Split will not affect any stockholder’s ownership percentage of Marin’s common stock.

At the opening of trading on April 15, 2024, Marin’s common stock will continue to trade on the Nasdaq Capital Market under the symbol “MRIN,” but will be assigned a new CUSIP number (56804T 304) and will trade on a split-adjusted basis.

Broadridge Corporate Issuer Solutions, Inc., Marin’s transfer agent, will provide instructions to registered stockholders regarding the process for exchanging their stock certificates. Stockholders holding their shares in street name do not need to take any action. Additional information regarding the reverse stock split and reduction in the number of authorized shares of Marin’s common stock approved by stockholders can be found in Marin’s definitive proxy statement filed with the Securities and Exchange Commission on March 5, 2024, as amended on March 28, 2024.

About Marin Software

Marin Software Incorporated’s mission is to give advertisers the power to drive higher efficiency and transparency in their paid marketing programs that run on the world’s largest publishers. Marin Software offers a unified SaaS advertising management platform for search, social, and eCommerce advertising. Marin Software helps digital marketers convert precise audiences, improve financial performance, and make better decisions. Headquartered in San Francisco with offices worldwide, Marin Software’s technology powers marketing campaigns around the globe. For more information about Marin Software, please visit www.marinsoftware.com.

Forward-Looking Statements

This press release contains forward-looking statements including, among other things, Marin’s expectations regarding the timing of the Reverse Stock Split, when Marin’s common stock will trade on an as-adjusted basis, and when the reduction in authorized shares of Marin’s capital stock will occur. Forward-looking statements involve known and unknown risks, uncertainties and other factors, including Nasdaq’s timing for approval of trading on a split-adjusted basis and the filing of a Certificate of Amendment to our Certificate of Incorporation to effectuate the Reverse Stock Split, that may cause actual results, performance, or achievements to be materially different from any future results, performance or achievements expressed or implied by the forward-looking statements. You should refer to the section entitled “Risk Factors” set forth in Marin’s annual and quarterly reports and other filings Marin makes with the Securities and Exchange Commission from time to time for a discussion of important factors that may cause actual results to differ materially from those expressed or implied by Marin’s forward-looking statements. The forward-looking statements speak only as of the date of this Current Report on Form 8-K. Marin undertakes no obligation to publicly update any forward-looking statements or reasons why actual results might differ, whether as a result of new information, future events or otherwise, except as required by law.

Investor Relations Contact:

Investor Relations, Marin Software

ir@marinsoftware.com

Media Contact:

Wesley MacLaggan

Marketing, Marin Software

(415) 399-2580

press@marinsoftware.com